Section 3: EX-10.1

EMPLOYMENT AGREEMENT ADDENDUM

In consideration of the renewal of Matthew P. Deines’s (Employee) Employment Agreement by Sound Community Bank (Employer), the adequacy of which is hereby acknowledged, the parties agree to the following  addendum which is to clarify the terms of the  Employment Agreement and to memorialize some agreed revisions.

1.           The notice provision set forth in Section 2 will be reduced from one hundred eighty (180) days to ninety (90) days.

2.           The Non-Competition obligation imposed on Employee and set forth at Section 8(a) will remain in effect during the term of the Employment Agreement as a result of termination for any reason, and whether voluntary or involuntary.  The Non-Competition obligation shall not be contingent on continuing payments to Employee.

3.           In the event of a breach of the Non-Competition provision set forth in Section 8, Employee will be liable for payment of 50% of employee’s then current annual base salary in liquidated damages.

DATED this 28th day of December, 2011.

SOUND COMMUNITY BANK By: /s/ Matthew P. Deines Its: Executive Vice President & CFO

DATED this 28th day of December, 2011.

/s/ Matthew F. Moran
Witness